UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

(Address of principal executive office)

(949) 582-5933

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement.

On October 2, 2015, Global Future City Holding Inc., a Nevada corporation (the “Company”), and its wholly-owned subsidiary Global Modern Enterprise Limited, a Hong Kong entity (“EGD Subsidiary”) entered into a Share Exchange Agreement with GX-Life Global, Inc. a Nevada corporation (“GX-Life Global”) (the “Share Exchange Agreement”) whereby the Company spun-off 100% of its ownership interests in the EGD Subsidiary and 4,000,000 EGD to the former shareholders of GX-Life Global in exchange for 100% of the outstanding common stock of GX-Life Global.

In a related transaction, on October 2, 2015, pursuant to a Private Stock Purchase Agreement, the former shareholders of GX-Life Global sold 100% of the ownership interests in the EGD Subsidiary acquired in the Share Exchange Agreement and $600,000 USD to Company shareholders Future Continental Limited, Discover Future Limited and Global Future Development Limited (the “Controlling Shareholders”) in exchange for 21,280,000 shares of the Company’s common stock the Controlling Shareholders previously acquired in that certain Stock Purchase Agreement with Sky Rover (the “Sky Rover SPA”) which closed on April 17, 2015 and was disclosed pursuant to a Current Report on Form 8-K dated April 20, 2015 (the “Private Stock Purchase Agreement”)(collectively, the “Transactions”)

As a result of the Transactions, much of the Sky Rover SPA has been effectively unwound and the 4,000,000 E-Gold crypto-assets are no longer owned or controlled by the Company or any of its subsidiaries.

In addition, the Transactions effectuated a change in control of the Company as the former shareholders of GX-Life Global acquired 21,280,000 shares of the Company’s common stock representing an aggregate voting power of 45.9%. Individually, however, (i) Michael Dunn acquired an additional 24.1% voting power of the Company’s common stock, (ii) Ning Liu acquired 2.6% voting power of the Company’s common stock, and (iii) Masuya Tomoe acquired an additional 26.65% voting power of the Company’s common stock. Again, the former shareholders of GX-Life Global are all unaffiliated from one another, and none of them have a beneficial interest or hold any ownership interest in each other’s entity and disclaim status as a “group” as defined by SEC Rules. These shareholders will file the requisite beneficial ownership forms with the SEC regarding the acquisition of their shares.

The foregoing description of the Share Exchange Agreement and Private Stock Purchase Agreement are qualified in their entirety by reference to the complete terms of the agreements, the forms of which are attached hereto as Exhibits 10.1, and 10.2, respectively, and which are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.01.

Item 8.01	Other Events.

On October 8, 2015, the Company formally withdrew its No-Action Letter filed with the SEC on February 10, 2015.

We had filed the No-Action Letter with the SEC to obtain clarification that the SEC will not recommend enforcement action against us and our related subsidiaries regarding our use of the EGD. Despite several inquiries made by our Company, to date we have not received any response from the SEC, and this, coupled with the difficulty in securing financial reporting conclusions associated with crypto-assets, has led management to elect to spin-off the previous contribution of EGD with the corresponding acquisition of GX-Life Global as described in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement by and between GX-Life Global, Inc., GX-Life Global Shareholders, Global Modern Enterprise Limited and Global Future City Holding Inc., dated October 2, 2015.

10.2

Private Stock Purchase Agreement between Exchange Agreement between Future Continental Limited, Discover Future Limited, Global Future Development Limited and the shareholders of Global Modern Enterprise Limited, dated October 2, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.

Dated: October 8, 2015	By:	/s/ Michael Dunn
Michael Dunn
Chief Financial Officer

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